UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION

In re:                                                     Chapter 11

LASERSIGHT TECHNOLOGIES, INC.                     Case no. 6:03-bk-10370-ABB
                                                  Jointly Administered with
                                                  Case no. 6:03-bk-10371-ABB and
                                                  Case no. 6:03-bk-10369-ABB
Debtors.
________________________/
     Debtors.
                                                         /

                              ORDER CONFIRMING PLAN
                              ---------------------

         This case came  before  the  Court at a  hearing  on April 27,  2004 to consider confirmation of the plan styled the Debtors LaserSight,  Incorporated's and  LaserSight  Technologies,  Inc.'s  Joint  Amended  Plan  of  Reorganization

(Document  204)  as  modified  by the  Modification  to  Joint  Amended  Plan of

Reorganization  (Document 267) and the Second Modification to Joint Amended Plan

of Reorganization  (Document 288) (collectively,  the "Plan").  The Confirmation

Memorandum  (Document  268) was accepted into evidence  without  objection.  The

Court has reviewed the  Confirmation  Memorandum,  together with other  evidence presented in open court, and based upon that evidence finds as follows:

         1. The Plan satisfies the requirements of confirmation set forth in 11 U.S.C. ss.1129(a).


         2. The first and second  Modifications  to the Plan  (Documents 267 and

288) do not  adversely  change the  treatment  of the claims or interests of any creditor and the Plan, as amended, has been accepted by each equity holder of the Debtor and otherwise complies with Section 1122, 1123 and 1127 of the

Bankruptcy  Code.

         3. The court by  separate  order  will  grant the  Debtor's  Motion for

Approval  and Notice of  Compromise  between  Debtor and Sun  Medical,  Inc. and

Surgical  Lasers,  Inc.  (Document  232),  thereby  releasing the votes of those creditors from escrow.

         4.  Consistent  with the  agreement  between  the  Debtor  and  General

Electric Capital  Corporation,  a Delaware  corporation,  as successor to GE HFS

Holdings,  Inc.,  a Delaware  corporation  f/k/a (name change  effective  05/03)

Heller Healthcare Finance,  Inc., a/k/a GE Healthcare  Financial  Services,  Inc

(hereinafter  "GEHFS"), the automatic stay imposed by Section 362(a) of the Code shall not be  effective  to enjoin the rights of GEHFS under the  existing  loan obligation  as the same will be amended and restated as provided in the Debtor's

Plan of  Reorganization  in the event of a  subsequent  Chapter 11 case filed by either of these Debtors.


         5.  Pursuant to the  agreement of the parties  announced in open court,

the allowed claims of Earl K. Wood,  Orange County Tax  Collector,  for 2002 and

2003 tangible  personal  property  taxes in the April 2004 amounts of $65,624.37 and $54,824.41,  respectively,  shall be paid over 72 months at 12% interest per annum,  with no  penalty  for  prepayment.  The Tax  Collector  will  retain his statutory  lien to collect the full amount due, less payments made, in the event of default.  The Tax Collector shall also retain his statutory lien for any 2004 ad valorem taxes assessed but not yet due and payable.

         6. All creditors and equity holders of the Debtor are either unimpaired by the  Plan or have  accepted  the Plan  except  for LSI  Class 6, the  Allowed

Interests  of  Holders  of  Warrants.  The  court  finds  that the Plan does not discriminate  unfairly and is fair and equitable as to this class,  and confirms the plan  notwithstanding  that this class is impaired  and has not accepted the

Plan.


         Accordingly,  it is ORDERED that:

         1. The Plan is confirmed, as amended.


         2. This Order  shall not be subject to any stay and shall be  effective and enforceable  immediately  upon entry pursuant to Federal Rules of Bankruptcy

Procedure 3020(e), 6004(g), 6006(d) and 7062.

         3. The Debtor will timely pay any United  States  trustee fees that are due, including those accruing post-confirmation.


         4. The Court retains jurisdiction for any and all matters that may come before the Court in the  administration  of the Plan and pursuant to this Order,

specifically  including  but not limited to, the  jurisdiction  to determine all objections  that have  heretofore  been or may be filed to  claims of  creditors herein; to fix and award all compensation to parties who may be so entitled;  to hear and determine all questions  concerning  the claims,  assets or property of the Debtor,  including any questions relating to any sums of money, services, or property due to the Debtor; to hear adversary  proceedings to enjoin any actions against guarantors of claims that are to be paid in full under the Plan brought while claims objections proceed; and determine all matters of any nature or type necessary  or  appropriate  to carry  out the  Plan.  Specifically,  as the Plan provides that the attorneys'  fees incurred by GEHFS are to be capitalized  into the note as  restructured  under the Plan  (the "GE  Note"),  the court  retains

jurisdiction  to  determine  the   reasonableness   of  attorneys'  fees  to  be

capitalized in the GE note.

         5. If the Debtor fails to follow the  provisions  of Local Rule 3022-1,

then the Debtor  shall file a report  within  ninety  (90) days from the date of this Order, setting forth the progress made in consummating the Plan. The report shall include:

           (1) a statement of  distribution  by class, name of creditor, date of distribution, and amount paid;

           (2) a statement of transfer of property; and


           (3) a  statement  of  affirmation  that the Debtor has  substantially complied with the provisions of the confirmed Plan. DONE and ORDERED at Orlando,

Florida on April ___, 2004.





                                              --------------------------------
                                              Arthur B. Briskman
                                              United States Bankruptcy Judge



Conformed copies to:
All creditors and interested parties